UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 4, 2007

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer)
of incorporation)	Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2007, the Compensation Committee of the Board of Directors of Synopsys, Inc. (the “Company”) approved fiscal 2007 bonus payments for executive officers of the Company. The Committee also approved fiscal 2008 base salaries for its executive officers and 2008 target bonus compensation for executive officers. The ability to earn 2008 target bonuses is based upon the achievement of certain performance objectives that will be determined by the Compensation Committee on or before February 1, 2008.  The following table sets forth the applicable cash compensation for fiscal years 2007 and 2008 for our current Named Executive Officers as well as our Chief Financial Officer:

Name	Fiscal 2007 Bonus(1)	Fiscal 2007 OPI Bonus(2)			Fiscal 2008 Base Salary	Fiscal 2008 Bonus Target
Aart de Geus	$1,500,000	$110,000			$500,000	$1,200,000
Chi-Foon Chan	$1,000,000		$80,000		$450,000	$765,000
Brian Beattie	$525,000		$53,000		$400,000	$500,000
Joe Logan	$570,000	$	N/A	(3)	$357,200	$517,940
Deirdre Hanford	$455,000		$47,000		$330,000	$363,000
Antun Domic	$385,000		$47,000		$390,000	$312,000

(1) Bonus paid pursuant to the 2007 Synopsys, Inc. Executive Incentive Plan.

(2) Bonus paid pursuant to the Synopsys, Inc. Executive Operating Plan Incentive (OPI).

(3) Mr. Logan did not participate in the OPI.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Also on December 4, 2007, the Board of Directors amended and restated the Bylaws of the Company in order to (1) enhance mechanics for submissions of stockholder proposals and stockholder meetings; (2) clarify the term of service for Board members and duties of the Lead Independent Director; (3) streamline notice of Board meeting requirements; (4) permit householding; (5) simplify officer appointments; (6) permit book-entry shares to comply with Nasdaq Direct Registration System requirements; and (7) make certain other minor changes.  The amended and restated Bylaws are filed as Exhibit 3.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.2	Bylaws, as amended and restated December 4, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2007	SYNOPSYS, INC.

/s/ Brian E. Cabrera
Brian E. Cabrera
Vice President, General Counsel
and Corporate Secretary

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Exhibit Index

Exhibit Number	Exhibit Title

3.2	Bylaws, as amended and restated December 4, 2007